Filed Pursuant to Rule 424(b)(3)
Registration No. 333-284501

PROSPECTUS SUPPLEMENT NO. 5

(To prospectus dated March 7, 2025)

Primo Brands Corporation

This prospectus supplement updates, amends, and supplements the prospectus dated March 7, 2025 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-284501).

This prospectus supplement is being filed to update, amend, and supplement the information included in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2025, which is set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Investing in our securities involves certain risks. See the section entitled “Risk Factors” beginning on page 6 of the Prospectus and under similar headings in any further amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 21, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2025

Primo Brands Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42404	99-3483984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1150 Assembly Drive, Suite 800,	900 Long Ridge Road, Building 2
Tampa, Florida 33607	Stamford, Connecticut 06902

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 544-8515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	PRMB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On May 7, 2025, Primo Brands Corporation (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with two of its stockholders (the “Selling Stockholders”), which are affiliates of One Rock Capital Partners. Pursuant to the Stock Purchase Agreement, the Company agreed to repurchase 3,157,562 shares of its Class A common stock, par value $0.01 per share (the “Class A Common Stock”), from the Selling Stockholders at a price per share equal to the price paid by the underwriters in the Offering (as defined below) (the “Share Repurchase”). The Share Repurchase closed concurrently with the Offering on May 12, 2025. The repurchased shares of Class A Common Stock are no longer outstanding.

The foregoing description of the Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Underwriting Agreement

On May 8, 2025, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with the Selling Stockholders and BofA Securities, Inc. and Morgan Stanley & Co. LLC, as underwriters (the “Underwriters”), in connection with the underwritten secondary offering by the Selling Stockholders of 47,500,000 shares of Class A Common Stock, resulting in total gross proceeds to the Selling Stockholders of approximately $1.5 billion (the “Offering”). The Offering closed on May 12, 2025. The Selling Stockholders received all of the proceeds from the Offering. No shares were sold by the Company.

The Offering was made pursuant to a prospectus supplement, dated May 8, 2025, to the prospectus, dated March 7, 2025, which was included in the Company’s shelf registration statement on Form S-1 (File No. 333-284501) initially filed with the Securities and Exchange Commission on January 27, 2025, and which became effective on March 7, 2025.

The Underwriting Agreement contains customary representations, warranties, covenants, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholders, and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 8, 2025, the Company issued a press release announcing the commencement of the Offering and the Share Repurchase. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The information furnished with this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 8, 2025, by and among the Company, the Selling Stockholders, and BofA Securities, Inc. and Morgan Stanley & Co. LLC, as underwriters.

10.1	Stock Purchase Agreement, dated May 7, 2025, by and among the Company and the Selling Stockholders.

99.1	Press Release, dated May 8, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Brands Corporation

Date: May 12, 2025	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
General Counsel & Corporate Secretary

Exhibit 1.1

Execution Version

47,500,000 Shares of Common Stock

Primo Brands Corporation

Shares of Class A Common Stock (par value $0.01 per share)

UNDERWRITING AGREEMENT

May 8, 2025

May 8, 2025

BofA Securities, Inc.

Morgan Stanley & Co. LLC

as Representatives of the several Underwriters listed in Schedule II hereto

c/o	BofA Securities, Inc.

One Bryant Park New York,

New York 10036

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Certain shareholders of Primo Brands Corporation, a Delaware corporation (the “Company”) named in Schedule I hereto (the “Selling Shareholders”) severally propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of 47,500,000 shares of the Class A common stock of the Company, par value $0.01 per share (the “Shares”), each Selling Shareholder selling the number of Shares set forth opposite such Selling Shareholder’s name in Schedule I hereto. To the extent there is only one Selling Shareholder listed on Schedule I hereto, the term Selling Shareholders as used herein shall mean such Selling Shareholder listed on Schedule I hereto, and the term Selling Shareholders shall mean either the singular or plural as the context requires.

The shares of Class A common stock, par value $0.01 per share, of the Company are hereinafter referred to as the “Common Stock.” To the extent there are no additional Underwriters listed on Schedule II the term “Representative” shall mean you, as Underwriter, and the term “Underwriters” shall mean either the singular or plural as the context requires.

In addition, on May 7, 2025, the Company and the Selling Shareholders entered into an agreement to repurchase from the Selling Shareholders in a private transaction (the “Share Repurchase”) $100 million of shares of Common Stock (such shares, the “Repurchase Shares”). The Share Repurchase is contingent on the satisfaction of customary closing conditions and conditioned upon the completion of the sale of the Firm Stock by the Selling Shareholders to the Underwriters in compliance with the terms of this Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-284501), including a preliminary prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time it was first used for the offering pursuant to Rule 430C under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430C under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, as of the date of such amendment or supplement, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter or on behalf of such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information (as defined in Section 11(c) of this Agreement).

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if filed after the date of this Agreement, will comply as of the date of such filing, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d) Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, indirect, direct, or contingent nor entered into any material transaction or agreement.

(e) The Company has good title to all of the properties and assets reflected as owned by the Company in the financial statements referred to in Section 1(o) hereof (or elsewhere in the Registration Statement, the Time of Sale Prospectus and the Prospectus), in each case free and clear of any liens, encumbrances, and defects, other than Permitted Liens or except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except as would not result in a Material Adverse Change. Any real property held under lease by the Company which is material to the business of the Company and its subsidiaries, taken together, as presently conducted, are held by them under valid and enforceable leases, with such exceptions as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or that would not result in a Material Adverse Change and except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, (ii) general principles of equity, including concepts of materiality, reasonableness, good faith, and fair dealing and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) as to rights to indemnification and contribution, by applicable law or principles of public policy.

(f) Each of the Company and its Significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Securities Act) (the “Significant Subsidiaries” has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership, or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership, or limited liability company, as applicable, power and authority to own or lease its properties and to conduct its respective business in all material respects as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus in the case of the Company, to enter into and perform its obligations under this

Agreement. Each of the Each of the Company and the Company’s subsidiaries is duly qualified as a foreign corporation, limited partnership, or limited liability company, as applicable, to transact business and is in good standing (where the concept of “good standing” is a recognized concept in the relevant jurisdiction) or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or other ownership interest of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The subsidiaries listed in Exhibit 21.1 incorporated by reference into the Company’s Registration Statement on Form S-1 filed on March 5, 2025 are the only “significant subsidiaries” of the Company (as defined in Rule 1-02 of Regulation S-X).

(g) At December 31, 2024, on a consolidated basis, the Company would have an authorized and outstanding capitalization as set forth in the he Time of Sale Prospectus and the Prospectus under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or upon exercise of outstanding options described in the Registration Statement, the Time of Sale Prospectus and the Prospectus). The Common Stock conforms in all material respects to the description thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal, or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately and fairly describes such plans, arrangements, options and rights.

(h) The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Company, and the Share Repurchase has been duly authorized by the Company.

(i) The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding as of the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

(j) None of the Company or any of its subsidiaries, or any of its controlled affiliates has taken any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(k) Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws, or similar organizational document, (ii) in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, deed of trust, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), or (iii) in violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule, or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) (solely with respect to the Company’s significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X)), (ii), and (iii) above, for any such Default or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The execution, delivery, and performance of this Agreement and consummation of the transactions contemplated hereby (including the Share Repurchase) and by the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) have been duly authorized by all necessary corporate or similar action and will not result in any violation of the provisions of the charter, bylaws, or other constitutive document of the Company or any subsidiary, to the extent applicable, (ii) as applicable, will not conflict with or constitute a breach of, or Default under, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation, or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization, or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby (including the Share Repurchase), except have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws of the several states of the United States or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(l) The statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Shares, and under the caption “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders,” insofar as they purport to describe the provisions of the laws referred to therein, and “Underwriting,” insofar as they purport to describe the terms of this Agreement, constitute accurate summaries of the matters described therein in all material respects.

(m) The financial statements, together with the related schedules and notes, included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto. The pro forma condensed combined financial statements of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements in all material respects, and have been properly presented on the bases described therein, and the Company believes the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The statistical and market-related data and forward-looking statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(n) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no legal or governmental actions, suits, or proceedings now pending or, to the best of the Company’s knowledge, threatened in writing (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned by, the Company or any of its subsidiaries and any such action, suit, or proceeding, before or brought by any court or other governmental authority or arbitration board or tribunal, that, if determined adversely to the Company or such subsidiary, would reasonably be expected to result in a Material Adverse Change or adversely affect the making or consummation of the transactions contemplated by the Time of Sale Prospectus and the Prospectus (including the Share Repurchase).

(o) The Company and its subsidiaries own or possess sufficient rights to use all trademarks, service marks, trade names, trade dress, domain names, patent rights, copyrights, software systems, technology, databases, trade secrets, know-how and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; except where the failure to own or possess such Intellectual Property Rights would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as would not reasonably be expected to have a Material Adverse Change, the Intellectual Property Rights owned by the Company and its subsidiaries and, to the best of the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its subsidiaries, are valid, subsisting and enforceable. There is no pending or, to the best of the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights, except to the extent that such action, suit, proceeding or claim would not reasonably be expected to have a Material Adverse Change. Neither the Company nor any its subsidiaries has received any written notice of infringement or violation of the asserted Intellectual Property Rights of others or, to the best of the Company’s knowledge, is aware that such notice is threatened, which infringement or violation, if the subject of an unfavorable decision, would result in a Material Adverse Change. To the best of the Company’s knowledge, (i) no third party is infringing, misappropriating or otherwise violating, any Intellectual Property Rights owned by the Company or any of its subsidiaries, and (ii) neither the Company nor any of its subsidiaries is infringing, misappropriating or otherwise violating, any Intellectual Property Rights of any third party except, in each case, where such infringement, misappropriation or violation would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(p) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q) The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). The Company is not, and or after consummation of the transactions as set forth in the Time of Sale Prospectus, including the Share Repurchase, will be, an “investment company” within the meaning of the Investment Company Act and the Company will conduct its business in a manner so that it will not become subject to the Investment Company Act

(r) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as otherwise have been validly waived in connection with the issuance and sale of the Shares contemplated hereby or as described in the Time of Sale Prospectus and the Prospectus.

(s) The Company and its consolidated subsidiaries (i) have filed all tax returns required to be filed by them or have properly requested extensions with respect to the filing of such tax returns; and (ii) have paid all U.S. federal, state, local, and non-U.S. taxes required to be paid by any of them, other than taxes that the Company or any of its consolidated subsidiaries, as the case may be, are contesting in good faith by appropriate proceedings and for which they have established adequate reserves in accordance with GAAP (or such other generally accepted accounting principles that are applicable in the jurisdiction in which such person is organized); in the case of each of the foregoing clauses (i) and (ii), except to the extent any such failure to file or pay would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and other than tax deficiencies that the Company or any of its consolidated subsidiaries, as the case may be, is contesting in good faith by appropriate proceedings and for which they have established adequate reserves in accordance with GAAP (or such other generally accepted accounting principles that are applicable in the jurisdiction in which such person is organized), there is no tax deficiency that has been asserted against the Company or any of its consolidated subsidiaries that would, if determined adversely against the Company or any of its consolidated subsidiaries, reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.

(t) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the management of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system.

(u) The Company maintains, on behalf of itself and its subsidiaries, a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that is in compliance with the requirements of the Exchange Act applicable to the Company and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v) Each of PricewaterhouseCoopers LLP and Ernst & Young LLP (the “Independent Accountants”), each of which expressed their opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) included in the Registration Statement, the Time of Sale Prospectus and the Prospectus have each advised the Company and its subsidiaries that they are an independent registered public accounting firm with respect to the Company within the meaning of Regulation S-X under the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board, and any non-audit services provided by the Independent Accountants have been approved by the Audit Committee of the Board of Directors of the Company.

(w) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) subject to Title IV of ERISA (a “Pension Plan”) that is established or maintained by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries has any liability (including as a result of its relationship with its ERISA Affiliates (as defined below)) is in compliance with ERISA and the Code. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, no “reportable event” (as defined under ERISA) (other than an event for which the applicable notice period has been waived by regulation or otherwise) has occurred or is reasonably expected to occur with respect to any Pension Plan established or maintained by the Company or any of its subsidiaries or, to the knowledge of the Company, any Pension Plan established or maintained by any of their respective ERISA Affiliates. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, neither the Company nor any of its subsidiaries has incurred or reasonably expects to incur any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any Pension Plan or “multiemployer plan” (as defined in Section 4001 of ERISA) (including as a result of its relationship with its ERISA Affiliates).

(x) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) there is no claim, action or cause of action filed with a court, governmental authority or regulatory agency, no investigation with respect to which the Company has received written notice, and no written notice or communication by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (iii) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, remediation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (iv) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (v) there are no past or present actions, activities, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no proceedings that are pending, or that are known by the Company or any of its subsidiaries to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than any such proceeding that the Company reasonably believes will result in (1) no potential monetary sanctions or (2) potential monetary sanctions against the Company or any of its subsidiaries of less than $1,000,000 (or such other threshold reasonably determined, and publicly disclosed, by the Company in compliance with Item 103 of Regulation S-K under the Securities Act).

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all applicable federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(y) Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) that is, or is 50% or more owned or (where relevant under Sanctions) controlled by one or more Persons that are, (A) currently the target or subject of any sanctions administered or enforced by the U.S. government, including without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department and the U.S. Department of State, the United Nations Security Council, the European Union, or His Majesty’s Treasury (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the target of comprehensive territorial Sanctions (a “Sanctioned Country,” currently, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria) (each such Person in (A) or (B), a “Sanctioned Person”). The Company and each of its subsidiaries have not, since April 24, 2019, engaged in, and are not now engaged in, any dealings or transactions with any Sanctioned Person, or in any Sanctioned Country. The Company and its subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote compliance with Sanctions.

(z) (i) Except as would not reasonably be expected to result in a Material Adverse Change, the Company and each of its subsidiaries possess such valid and current certificates, authorizations, or permits issued by the appropriate state, federal, or foreign regulatory agencies or bodies necessary to conduct its respective business, (ii) neither the Company nor any subsidiary has received any written notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would reasonably be expected to result in a Material Adverse Change.

(aa) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, or agent acting on behalf of the Company or any of its subsidiaries, or controlled affiliate of the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the U.K. Bribery Act of 2010 (the “Bribery Act”), or any other applicable anti-bribery or anti-corruption law; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. The Company, its subsidiaries and its affiliates have maintained policies and procedures reasonably designed to ensure compliance with the FCPA, the Bribery Act, and the other applicable anti-bribery or anti-corruption laws. As used herein, “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(bb) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder, including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020 (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. The Company and its subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote compliance with the Money Laundering Laws.

(cc) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (A) since January 1, 2022, there has been no security breach or incident leading to the unauthorized access or disclosure, or other compromise of any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, websites, applications, equipment and technology (“IT Systems”), data and databases (including the data and information (including all personal, personally identifiable, household, sensitive, confidential or regulated data) of their respective customers, clients, employees, agents, contractors, suppliers, vendors, business partners and any third party data collected, used, accessed, maintained, stored or otherwise processed by the Company and its subsidiaries, and, to the best of the Company’s knowledge, any such data processed or stored by third parties on behalf of the Company and its subsidiaries (“Data”)); (B) neither the Company nor its subsidiaries have been, notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident leading to the unauthorized access or disclosure or other compromise to their IT Systems or Data; (C) the IT Systems of the Company and its subsidiaries (i) are reasonably believed to be adequate for, and operate and perform as required in connection with, the operation of the business of each of the Company and its subsidiaries as currently conducted, and (ii) are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (D) the Company and its subsidiaries have implemented and maintained appropriate controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices for companies of similar size and in the same or similar industry as the Company; (E) the Company and its respective subsidiaries are presently in compliance with all of the Company’s published policies, contractual obligations, applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, privacy, security, disposal and disclosure or other processing by the Company or any of its subsidiaries of Data and the protection of IT Systems from unauthorized use, access, misappropriation or modification (“Data Security Obligations”); (F) the Company and its subsidiaries have not received any notification of or complaint regarding non-compliance by the Company or any of its subsidiaries with any Data Security Obligation; and (G) there is no pending, and, to the best of the Company’s knowledge, threatened, action, suit or proceeding by or before any court or governmental agency, authority or body alleging non-compliance with any Data Security Obligation.

(dd) The Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued (i) pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans, (ii) pursuant to outstanding options, rights or warrants or (iii) as otherwise described in the Time of Sale Prospectus and the Prospectus.

(ee) The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on Schedule IV hereto. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(ff) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(gg) No material labor dispute with the employees of the Company or any of its subsidiaries, exists or, to the best of the Company’s knowledge, is threatened in writing or imminent.

(hh) Except (1) as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (2) as would not reasonably be expected to result in a Material Adverse Change, each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, flood and earthquakes. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary to conduct its business as now conducted and at a reasonable cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(ii) The Company and its subsidiaries and their respective officers and directors are in compliance in material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(jj) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and, to the knowledge of the Company, any director, officer, stockholder, or other affiliate of the Company, on the other hand, which is required by the Securities Act to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder severally and not jointly represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, will not contravene (i) any provision of applicable law, (ii) the organizational documents of such Selling Shareholder (if such Selling Shareholder is not a natural person), (iii) any agreement or other instrument binding upon such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except in the case of clauses (i), (iii) and (iv) as would not, singly or in the aggregate have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by such Selling Shareholder of its obligations under this Agreement except (a) such as may have already been obtained or will be obtained prior to the Closing Date, (b) such as may be required by the securities, anti-fraud or Blue Sky laws of the various states or foreign jurisdictions, the rules of the New York Stock Exchange or the rules and regulations of FINRA in connection with the offer and sale of the Shares or (c) such that would not reasonably be expected to have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement.

(c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e) Such Selling Shareholder has delivered to the Representatives an executed lock-up agreement (the “Lock-up Agreement”) in substantially the form attached hereto as Exhibit A.

(f) (i)The Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph are limited in all respects to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus made in reliance upon and in conformity with any information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendments or supplements thereto, it being understood and agreed that only information furnished by such Selling Shareholder consists of the name of such Selling Shareholder, the number of shares offered by such Selling Shareholder and the address and other information with respect to such Selling Shareholder (excluding percentages) that appear in the Registration Statement or any Prospectus in the table (and corresponding footnotes) under the caption “Selling Stockholders” (with respect to each Selling Shareholder, the “Selling Shareholder Information”). Neither such Selling Shareholder nor any person acting on behalf of such Selling Shareholder (other than, if applicable, the Company and the Underwriters) has prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus relating to the Shares.

(g) Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

3. Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $ 31.67 a share (the “Purchase Price”) the number of Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Shares to be sold by such Selling Shareholder as the number of Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Shares.

4. Terms of Public Offering. The Selling Shareholders are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Selling Shareholders are further advised by the Representatives that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

5. Payment and Delivery. Payment for the Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on May 12, 2025, or at such other time on the same or such other date, in any event not later than five business days thereafter, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Shares shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date shall be delivered to the Representatives on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The several obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:00 P.M. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 6(a)(i) and 6(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Latham & Watkins LLP, outside counsel for the Company, dated the Closing Date, in each case in form and substance reasonably satisfactory to the Representatives.

(d) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins LLP, outside counsel for the Selling Shareholders, in form and substance reasonably satisfactory to the Representatives.

(e) The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, in each case in form and substance reasonably satisfactory to the Representatives.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from each of PricewaterhouseCoopers LLP and Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate dated the date hereof or the Closing Date, as the case may be, and signed by the chief financial officer of the Company, in his capacity as such, with respect to certain financial and accounting information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance reasonably satisfactory to the Representatives.

(h) The Lock-up Agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain stockholders, the Chief Executive Officer and the Chief Financial Officer of the Company relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Representatives, without charge, three conformed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m., New York

City time, on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(h) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder; provided that the Company will be deemed to have furnished such statement to its security holders and the Representatives to the extent it is filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) or any successor thereto.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including, if applicable: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including, all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iii) the reasonable and documented cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (such fees and expenses of counsel in an aggregate amount not to exceed $10,000); (iv) all filing fees and the fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority (such fees and expenses of counsel in an aggregate amount not to exceed $20,000); (v) all costs and expenses incident to listing the Shares on the NYSE; (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary; (viii) the Company’s own costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel, including aircraft use, and lodging expenses of the representatives and officers of the Company and any such consultants, and fifty percent (50%) of the cost of any aircraft chartered in connection with the road show (the remaining fifty percent (50%) of such aircraft costs to be paid by the Underwriters), (ix) the document production charges and expenses associated with printing this Agreement; and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j) If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(k) The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(l) To pay the registration fee for the offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

The Company also covenants with each Underwriter that, without the prior written consent of the Representatives, on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 45 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (A) [reserved]; (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant, the vesting of a restricted stock unit or performance stock unit or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus; (C) the grant of options, restricted stock units, performance stock units or other compensatory equity-based awards, and/or the issuance of shares of Common Stock with respect thereto (or the sale of shares of Common Stock to cover exercise price or tax or other withholdings associated therewith), or the filing of any registration statement on Form S-8 (including any resale registration statement on Form S-8) relating to securities granted, issued or to be granted pursuant to any plan described in the Time of Sale Prospectus or any assumed benefit plan contemplated by clause (B); (D) shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, or the entrance into an agreement to issue shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, in connection with any merger, joint venture, strategic alliances, commercial or other collaborative transaction or the acquisition or license of the business, property, technology or other assets of another individual or entity or the assumption of an employee benefit plan in connection with a merger or acquisition; provided that the aggregate number of shares of Common Stock or any other securities convertible into, or exercisable or exchangeable for, shares of Common Stock that the Company may issue or agree to issue pursuant to this clause (D) shall not exceed 10% of the total outstanding share capital of the Company immediately following the issuance of the Shares; or (E) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

8. Covenants of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, covenants with each Underwriter as follows:

(a) Such Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b) Such Selling Shareholder will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Selling Shareholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(c) Such Selling Shareholder will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(d) Such Selling Shareholder will not take, directly or indirectly, any action that is designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

9. Certain Additional Matters. [reserved]

10. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (c) below.

(b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, its directors and officers, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, only to the extent such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Selling Shareholder Information provided by such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto. The liability of each Selling

Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds (after deducting underwriter discounts and commissions but before deducting offering expenses) received by such Selling Shareholder for the Shares sold by such Selling Shareholder under this Agreement (with respect to each Selling Shareholder, the “Selling Shareholder Proceeds”).

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to such Underwriter but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information in the third paragraph regarding the Underwriters’ offering of the Shares and the twelfth paragraph concerning the Underwriters’ stabilization activities under “Underwriting” (such information, the “Underwriter Information”).

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel and to the indemnifying party paying for such counsel’s reasonably incurred fees and disbursements or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflict of interests between them. It is understood and agreed that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such directors, officers and control persons and affiliates of any Underwriter, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the Selling Shareholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Company and the Selling Shareholder’s respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have sold hereunder, and not joint. Notwithstanding the foregoing provisions, the liability of each Selling Shareholder under the contribution agreement contained in this paragraph and the indemnity agreement contained in Section 11(b) shall be limited in the aggregate to an amount equal to the Selling Shareholder Proceeds of such Selling Shareholder.

(f) The Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, its officers or directors, any person controlling any Underwriter or any affiliate of any Underwriter, or by or on behalf of any Selling Shareholder or any person controlling any Selling Shareholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either the Representatives or the relevant Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonably incurred fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and each Selling Shareholder acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, any of the Selling Shareholders or any other person, (ii) the Underwriters owe the Company and each Selling Shareholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and each Selling Shareholder, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and each Selling Shareholder waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c) Each Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Shareholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

15. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives in care of BofA Securities, Inc., One Bryant Park, New York, New York 10036, email: dg.ecm_execution_services@bofa.com, attention: Syndicate Department, with a copy to dg.ecm_legal@bofa.com, attention: ECM Legal; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to:

Primo Brands Corporation

1150 Assembly Drive, Suite 800

Tampa, Florida 33607

Tel: ***

Attention: ***

With copies to:

Latham & Watkins LLP

555 Eleventh Street NW

Suite 100

Washington, DC 20004-1304

Tel: (202) 637-2201

Attention: Jason Licht, R. Charles Cassidy III

And if to the Selling Shareholders shall be delivered, mailed or sent to:

c/o One Rock Capital Management, LLC

45 Rockefeller Plaza, 39th Floor

New York, NY 10111

Attention: ***

Email: ***

With copies to:

Latham & Watkins LLP

555 Eleventh Street NW

Suite 100

Washington, DC 20004-1304

Tel: (202) 637-2201

Attention: Jason Licht, R. Charles Cassidy III

[Signature Pages Follow]

Very truly yours,

PRIMO BRANDS CORPORATION

By:	/s/ Marni Morgan Poe
Name: Marni Morgan Poe
Title: General Counsel & Corporate Secretary

Very truly yours,

TRITON WATER PARENT HOLDINGS, LP

By:	/s/ Tony W. Lee
Name:	Tony W. Lee
Title:	Managing Member

TRITON WATER EQUITY HOLDINGS, LP

By:	/s/ Tony W. Lee
Name:	Tony W. Lee
Title:	Secretary & Treasurer

Accepted as of the date hereof

BOFA SECURITIES, INC.

MORGAN STANLEY & CO. LLC

Acting severally on behalf of themselves and the

several Underwriters named in Schedule II hereto

By:	BOFA SECURITIES, INC.

By:	/s/ Chris Pearce
	Name:	Chris Pearce
	Title:	MD

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Jack Lysohir
	Name:	Jack Lysohir
	Title:	Executive Director

SCHEDULE I

Selling Shareholder	Number of Shares to Be Sold
Triton Water Parent Holdings, LP	39,710,806
Triton Water Equity Holdings, LP	7,789,194

Total:	47,500,000

I-1

SCHEDULE II

Underwriter	Number of Shares to Be Purchased
BofA Securities, Inc.	23,750,000
Morgan Stanley & Co. LLC	23,750,000
Total:	47,500,000

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued May 8, 2025

2.	Orally communicated pricing information:

Shares: 47,500,000

Public Offering Price per Share: As to each investor, the price paid by such investor

III-1

SCHEDULE IV

Schedule of Written Testing-The-Waters Communications

1.	None.

IV-1

EXHIBIT A

Form of Lock-Up Agreement

May 8, 2025

BofA Securities, Inc.

Morgan Stanley & Co. LLC

c/o	BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that BofA Securities, Inc. and Morgan Stanley & Co. LLC (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Primo Brands Corporation, a Delaware corporation (the “Company”), and certain selling shareholders to be named in the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of BofA Securities, Inc. and Morgan Stanley & Co. LLC, on behalf of the Underwriters, he, she or it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 45 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (“Other Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such Other Securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock or Other Securities in the following transactions:

(a) transactions relating to shares of Common Stock or Other Securities acquired in open market transactions after the completion of the Public Offering;

(b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, or for bona fide estate planning purposes;

(c) if the undersigned is a corporation, partnership, limited liability company or other business entity, (A) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by or under common control or management with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution by the undersigned to its stockholders, partners, members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders;

(d) by will, other testamentary document or intestacy;

(e) to any member of the undersigned’s immediate family or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin);

(f) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other court or regulatory agency order;

(g) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock (a “Rule 10b5-1 Trading Plan”); provided that (i) such Rule 10b5-1 Trading Plan does not provide for the transfer of Common Stock during the Restricted Period (except to the extent related to sales described in subsection (i)(B) below) and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such Rule 10b5-1 Trading Plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period (except to the extent related to sales described in subsection (i)(B) below);

(h) transfers to the Company from an employee of or service provider of the Company upon death, disability or termination of employment, in each case, of such employee or service provider;

(i) (A) transfers to the Company in connection with the vesting, settlement, or exercise of restricted stock units, performance stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, performance stock units, options, warrants or rights, or (B) transfers necessary (including transfers on the open market) to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of the vesting, settlement or exercise of restricted stock units, performance stock units, options, warrants or other rights to purchase shares of Common Stock, whether by means of a “net settlement” or otherwise, and in all such cases described in subclauses (A) and (B), provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this agreement (except to the extent such shares are transferred on the open market under subsection (i)(B)), and provided further that any such restricted stock units, performance stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or are equity awards granted under a stock incentive plan or other equity award plan;

(j) transfers to the Company in connection with the repurchase of shares of Common Stock issued pursuant to equity awards granted under a stock incentive plan or other equity award plan or pursuant to the agreements pursuant to which such shares were issued; provided that such repurchase of shares of Common Stock is in connection with the termination of the undersigned’s service-provider relationship with the Company;

(k) transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company (or a duly authorized committee thereof) and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Common Stock shall remain subject to the provisions of this agreement;

(l) exercise of any rights to purchase, exchange or convert any stock options granted to the undersigned pursuant to the Company’s equity incentive plans, or any warrants or other securities convertible into or exercisable or exchangeable for shares of Common Stock;

(m) in connection with sales of Common Stock made pursuant to a Rule 10b5-1 Trading Plan that has been entered into by the undersigned prior to the date of this agreement; provided that the existence and details of such Rule 10b5-1 Trading Plan were communicated to the Underwriters prior to the execution of this agreement and such Rule 10b5-1 Trading Plan will not be amended or otherwise modified during the Restricted Period;

(n) the sale of shares of Common Stock pursuant to the Underwriting Agreement;

(o) [In the case of the Selling Stockholder: transfers of shares of Common Stock, which may include any pledge of shares of Common Stock (and any pledge of additional shares of Common Stock) by the undersigned and/or any of its affiliates, whether such pledge is agreed prior to or after the date hereof, and any exercise of a lender’s rights and/or remedies (including, any foreclosure actions) with respect to the collateral under the provisions of the Margin Loan Agreement, dated as of November 17, 2024 among Triton Water Equity Holdings, LP as borrower, Triton Water Equity Holdings GP, LLC, as general partner, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and calculation agent (as may be amended, supplemented or modified from time to time, including (without limitation) to give effect to any additional borrowings thereunder);]

provided that in the case of clause (a) above, no filing under Section 16(a) of the Exchange Act shall be voluntarily made, and if such a filing is required, such filing must disclose that such transfer was made pursuant to a valid exemption from this agreement;

provided that in the case of clauses (b), (c), (d), (e), (f), (h), (i), (j) and (l), (1) any filing under Section 16 of the Exchange Act made during the Restricted Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in the applicable clause and (B) to the extent applicable, the underlying shares of Common Stock continue to be subject to the restrictions on transfer set forth in this lock-up agreement and (2) the undersigned does not otherwise voluntarily effect any other public filings or reports regarding such exercise during the Restricted Period (it being understood that the undersigned may make required filings on Schedule 13D, Schedule 13F, Schedule 13G and any amendments thereto during the Restricted Period);

provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d), (e) or (f), each transferee, donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement to the extent not already a party to such a lock-up agreement;

provided that in the case of any conversion, exchange or exercise pursuant to clause (l), any such shares of Common Stock received upon such action shall remain subject to the provisions of this agreement; and

provided that in the case of clauses (b), (c), (d) and (e), such transfer shall not involve a disposition for value.

For purposes of clause (k), “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), of shares of capital stock if, after such transfer, such person or group of affiliated persons would beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) at least a majority of the outstanding voting securities of the Company (or the surviving entity).

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

The undersigned further acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the selling shareholders party thereto and the Underwriters.

Notwithstanding anything herein to the contrary, if (i) the closing of the Public Offering has not occurred prior to May 18, 2025, (ii) the registration statement related to the Public Offering is withdrawn prior to the execution of the Underwriting Agreement, or (iii) the Company notifies the Representatives or the Representatives notify the Company, on the one hand, and the selling shareholders, on the other, in either case in writing prior to the execution of the Underwriting Agreement, that the notifying party does not intend to proceed with the Public Offering, this agreement shall automatically terminate and be of no further force or effect.

The undersigned hereby consents to receipt of this agreement in electronic form and understands and agrees that this agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

(Address)

Exhibit 10.1

Execution Version

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of May 7, 2025, is entered into between Primo Brands Corporation, a Delaware corporation (the “Company”), Triton Water Parent Holdings, LP, a Delaware limited partnership and Triton Water Equity Holdings, LP, a Delaware limited partnership (together, the “Sellers”), as determined by One Rock Capital Partners, LLC (“One Rock”).

RECITALS

WHEREAS, the Sellers are the beneficial owners of an aggregate of 166,868,368 shares of the Company’s Class A common stock (the “Common Stock”);

WHEREAS, one or both of the Sellers intend to sell in an underwritten public offering (the “Public Offering”) a portion of their shares of Common Stock (the “Underwritten Shares”);

WHEREAS, one or both of the Sellers intend to sell to the Company, and the Company intends to purchase from such Sellers, in a private, non-underwritten transaction, a number of shares of Common Stock having an aggregate value not to exceed $135,900,000 (such final amount to be determined by the Repurchase Committee or an officer authorized by the Repurchase Committee) (the “Sellers’ Shares”) at the price and upon the terms and conditions provided in this Agreement, if one or both of the Sellers sell shares in the Public Offering;

WHEREAS, the board of directors of the Company (the “Board”) established a repurchase committee (the “Repurchase Committee”) on February 19, 2025 to approve repurchases of Common Stock in an amount not to exceed an aggregate value of $250,000,000, from time to time directly from One Rock or through underwriters for such offerings, and such Repurchase Committee approved by way of unanimous written consent on May 7, 2025 the repurchase of the Sellers’ Shares by the Company;

WHEREAS, the Company intends to use cash on hand to complete the Transaction; and

WHEREAS, the Company and the Sellers agree that the Transaction is undertaken together with the Public Offering as part of an integrated plan to reduce each Sellers’ interest in the Company, and the consummation of the Transaction is contingent upon the consummation of the Public Offering.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS AND CONSTRUCTION

Section 1.1 Certain Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, Contract or otherwise.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by Law to be closed. Any event the scheduled occurrence of which would fall on a day that is not a Business Day shall be deferred until the next succeeding Business Day.

“Contract” means any written or legally binding oral contract, agreement or other legally binding instrument, including any note, bond, mortgage, deed, indenture, commitment, undertaking, promise, lease, sublease, license, sublicense, purchase order or joint venture or any other enforceable arrangement or agreement to which the applicable Person is a party or by which the applicable Person or any of its properties or assets is bound, in each case as amended, restated, extended, supplemented, waived or otherwise modified in writing to date.

“FINRA” means Financial Industry Regulatory Authority.

“Governmental Body” means any foreign, federal, state, commonwealth, provincial, local or other court, governmental authority, tribunal, commission or regulatory body or self-regulatory body (including any securities exchange), or any political or other subdivision, department, agency or branch of any of the foregoing.

“Law” means any law, statute, treaty, common law, code, ordinance, rule, regulation, or other requirement (including any policy or interpretation having the force of law) enacted, promulgated, or imposed by any Governmental Body.

“Person” means any individual, general or limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity), including any Governmental Body (or any department, agency, or political subdivision thereof) and shall include, for the avoidance of doubt, any party.

“Proceeding” means any claim, action, demand, suit, proceeding, binding mediation or arbitration, demand, charge, subpoena, complaint or indictment, including before any Governmental Body or authorized arbitrator.

2

Section 1.2 Additional Definitions.

Agreement	Preamble
Closing	Section 2.2
Closing Date	Section 2.2
Company	Preamble
Order	Section 5.1(a)
Purchase Price	Section 2.1
Sellers	Preamble
Sellers’ Shares	Recitals
Transaction	Section 2.1

Section 1.3 Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Section 1.4 Construction. Unless the context otherwise requires, as used in this Agreement: (i) “or” is not exclusive; (ii) “including” and its variants mean “including, without limitation” and its variants; (iii) words defined in the singular have the parallel meaning in the plural and vice versa; (iv) references to “written” or “in writing” include in visual electronic form; (v) words of one gender shall be construed to apply to each gender; (vi) the term “Section” refers to the specified Section of this Agreement; (vii) the terms “Dollars” and “$” mean United States Dollars; and (viii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”.

ARTICLE II

THE TRANSACTION; THE CLOSING

Section 2.1 The Transaction. On the terms and subject to the conditions set forth herein, at the Closing (as defined below), one or both of the Sellers (to be determined at the discretion of One Rock) shall sell, and the Company shall repurchase with cash, at the price at which the shares of Common Stock are sold in the Public Offering, less any underwriting discounts and commissions (the “Per Share Purchase Price”), all of Sellers’ Shares, to be allocated between the Sellers as determined by One Rock (the “Transaction”). No fractional shares of Class A common stock shall result from the Transaction. In lieu of any fractional shares to which the Company would otherwise be entitled, the number of shares of Class A common stock to be bought upon the Transaction shall be rounded down to the nearest whole share. The obligations of the Sellers to sell and the Company to purchase the Sellers’ Shares shall be conditioned upon each of: (1) the execution of an underwriting agreement by and among the Company, one or both of the Sellers and the underwriter(s) named therein related to the Public Offering (the “Underwriting Agreement”) and (ii) the closing of the Public Offering immediately prior to the Transaction pursuant to the Underwriting Agreement.

Section 2.2 The Closing. Unless otherwise mutually agreed in writing between the Company and the Sellers, the closing of the Transaction (the “Closing”) shall take place electronically at the offices of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, D.C. 20004, immediately after the closing of the Public Offering, or at such other place or through such other means as the parties may agree in writing, subject to satisfaction of the conditions in Article V hereof (the “Closing Date”).

3

Section 2.3 Deliveries by the Company. At the Closing, the Company shall deliver, or cause to be delivered, to the Sellers the applicable Per Share Purchase Price for all of Sellers’ Shares in immediately available funds by wire transfer to one or more bank accounts designated by the Sellers.

Section 2.4 Deliveries by the Sellers. At or prior to the Closing, the Sellers (or one of the Sellers as determined by One Rock), severally and not jointly, shall deliver, or cause to be delivered, to the Company all of Sellers’ Shares. At the Closing, each Seller shall deliver to the Company a valid U.S. Internal Revenue Service Form W-9 or W-8, as applicable including all relevant attachments (or any such successor form or other applicable form or statement specified by the Treasury Department regulations in lieu thereof).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Sellers. The Sellers, severally and not jointly, represent and warrant to the Company:

(a) Organization. The Sellers have been duly formed under the laws of the State of Delaware, and are validly existing as limited partnerships in good standing under the laws of the State of Delaware.

(b) Power and Authority. Except for such consents, approvals, authorizations and orders as may be required under any state securities, blue sky or antifraud laws or FINRA in connection with the purchase of Sellers’ Shares by the Company, and except for the consent of the Lenders parties to that certain Margin Loan Agreement between, among others, Triton Water Equity Holdings, LP (as Borrower) and the Lenders party thereto, of November 17, 2024 (as such agreement may be amended, restated, supplemented or modified from time to time, the “Margin Loan Agreement”) to release their liens over the Sellers’ Shares deliverable by Triton Water Equity Holdings, LP as Seller hereunder (if any) (such consent to be received at or prior to Closing), all consents, approvals, authorizations and orders necessary for the execution and delivery by the Sellers of this Agreement and for the sale and delivery of Sellers’ Shares to the Company hereunder have been obtained, except for such consents, approvals, authorizations or orders as would not adversely affect in any material respect the Sellers’ ability to perform their respective obligations hereunder; and the Sellers have full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver Sellers’ Shares to be sold by it hereunder; this Agreement has been duly authorized, executed and delivered by the Sellers.

(c) Title to Shares. The Sellers are the sole beneficial owners of the Sellers’ Shares, and each has, or will have immediately prior to the Closing Date, good and valid title to Sellers’ Shares, free and clear of all liens, encumbrances, equities or adverse claims, except for the liens of the Lenders parties to the Margin Loan Agreement referred to in Section 3.1(b). At the Closing, the Sellers’ entire right, title and interest in and to Sellers’ Shares shall be conveyed to the Company.

4

(d) No Conflict. The execution, delivery and performance by the Sellers of this Agreement and their respective obligations hereunder and the consummation by the Sellers of the Transaction will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Sellers pursuant to, any indenture, mortgage, deed of trust, loan agreement or other material Contract to which the Sellers are a party, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Sellers or (iii) result in the violation of any law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over the Sellers or the property of the Sellers, except in the cases of clauses (i) and (iii), as would not, individually or in the aggregate, adversely affect in any material respect the Sellers’ ability to perform their respective obligations hereunder.

(e) Sophistication of the Sellers. The Sellers have such knowledge, sophistication and experience in financial and business matters that the Sellers are capable of evaluating the merits and risks of entering into this Agreement and consummating the Transaction. The Sellers have or have access to all information that it believes to be necessary, sufficient or appropriate in connection with the Transaction. The Sellers have previously undertaken such independent investigation of the Company as in their respective judgment is appropriate to make an informed decision with respect to the Transaction, and the Sellers have made their respective own decision to consummate the Transaction based on their respective own independent review and consultations with such investment, legal, tax, accounting and other advisers as it has deemed necessary and without reliance on any express or implied representation or warranty of the Company.

(f) No Broker’s Fees or Transactions. Neither the Sellers nor any Affiliate thereof is a party to any contract, agreement or understanding with any Person that would give rise to a valid claim against the Company for an investment banking fee, commission, finder’s fee or like payment in connection with the Transaction. The Sellers have not effected the sale and transfer of the Sellers’ Shares by or through a broker-dealer in any public offering.

(g) No Other Representations or Warranties. The Sellers (or any other Person on behalf of the Sellers) make no other representations and warranties other than those expressly set forth in this Section 3.1.

Section 3.2 Representations and Warranties of the Company. The Company represents and warrants to the Sellers:

(a) Organization. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

5

(b) Power and Authority. Except for such consents, approvals, authorizations and orders as may be required under any state securities, blue sky or antifraud laws or Financial Industry Regulatory Authority (“FINRA”) in connection with the sale of Sellers’ Shares by the Sellers, all consents, approvals, authorizations and orders necessary for the execution and delivery by the Company of this Agreement and for the purchase of Sellers’ Shares by the Company hereunder have been obtained, except for such consents, approvals, authorizations or orders as would not adversely affect in any material respect the Company’s ability to perform their respective obligations hereunder; and the Company has full right, power and authority to enter into this Agreement and to purchase Sellers’ Shares to be sold by the Sellers to the Company hereunder; this Agreement has been duly authorized, executed and delivered by the Company.

(c) No Conflict. The execution, delivery and performance by the Company of this Agreement and their respective obligations hereunder and the consummation by the Company of the Transaction will not (i) conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other material Contract to which the Company is a party, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or (iii) result in the violation of any law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over the Company or the property of the Company, except in the cases of clauses (i) and (iii), as would not, individually or in the aggregate, adversely affect in any material respect the Company’s ability to perform their respective obligations hereunder.

(d) No Broker’s Fees. Neither the Company nor any Affiliate thereof is a party to any contract, agreement or understanding with any Person that would give rise to a valid claim against the Sellers for an investment banking fee, commission, finder’s fee or like payment in connection with the Transaction.

(e) No Other Representations or Warranties. The Company (or any other Person on behalf of the Company) makes no other representations and warranties other than those expressly set forth in this Section 3.2.

ARTICLE IV

COVENANTS

Section 4.1 Further Assurances. The parties agree to use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action (including providing instructions to the Company’s transfer agent and registrar or the Depository Trust Company or other custodians of Sellers’ Shares) as may be reasonably necessary (or as reasonably requested by another party) to consummate the Transaction.

Section 4.2 Intended Tax Treatment. Except as otherwise agreed by each of the Company and the Sellers, each of the Company and the Sellers agree to treat the sale of the Sellers’ Shares to the Company in the Transaction as a transaction described in Section 302(a) of the Internal Revenue Code of 1986, as amended (the “Code”) that is a sale and exchange of the Sellers’ Shares (and not as (i) a redemption described in Section 302(d) of the Code treated as a distribution of property to which Section 301 applies, or (ii) as a payment of money or other property described in either Section 356(a)(1)(B) or 351(b) of the Code) and to report consistently and file their tax returns consistent with such characterization.

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ARTICLE V

CONDITIONS TO CLOSING; TERMINATION

Section 5.1 Conditions to Each Party’s Obligation to Consummate the Transaction. The respective obligation of each party hereto to consummate the Transaction is subject to the satisfaction or waiver of the following conditions by both parties:

(a) No Injunction. No judgment, injunction, decree or other legal restraint (each, an “Order”) prohibiting the consummation of the Transaction shall have been issued by any Governmental Body and be continuing in effect, there shall be no pending Proceeding commenced by a Governmental Body seeking an Order that would prohibit the Transaction, and the consummation of the Transaction shall not have been prohibited or rendered illegal under any applicable Law.

Section 5.2 Conditions to the Sellers’ Obligation to Consummate the Transaction. The respective obligations of the Sellers to consummate the Transaction are subject to the satisfaction or waiver of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in Section 3.2 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

(b) Covenants. Each of the covenants and agreements of the Company contained in this Agreement that are to be performed at or prior to the Closing shall have been duly performed in all material respects.

Section 5.3 Conditions to the Company’s Obligation to Consummate the Transaction. The obligation of the Company to consummate the Transaction is subject to the satisfaction or waiver of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Sellers set forth in Section 3.1 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

(b) Covenants. Each of the covenants and agreements of the Sellers contained in this Agreement that are to be performed at or prior to the Closing shall have been duly performed in all material respects.

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ARTICLE VI

MISCELLANEOUS

Section 6.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Company shall be given to it at Primo Brands Corporation, 1150 Assembly Drive, Suite 800, Tampa, Florida 33607; Attention: General Counsel, with a copy to Latham & Watkins LLP, 555 Eleventh Street NW, Suite 1000, Washington, D.C. 20004 (Tel: (202) 637-2201; Attention: Jason M. Licht and R. Charles Cassidy III. Notices to One Rock Capital Management, LLC and its affiliates shall be given to it at 45 Rockefeller Plaza, 39th Floor, New York, New York 10111, Attention: General Counsel, with a copy to Latham & Watkins LLP, 555 Eleventh Street NW, Suite 1000, Washington, D.C. 20004 (Tel: (202) 637-2201; Attention: Jason M. Licht and R. Charles Cassidy III.

Section 6.2 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall be construed to confer upon any other Person any legal or equitable rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be amended or terminated, and any provision of this Agreement may be waived, in accordance with the terms hereof without the consent of any Person other than the parties.

Section 6.3 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, delegated or otherwise transferred, in whole or in part, directly or indirectly, by operation of Law or otherwise (including by merger, contribution, spin-off or otherwise), by any of the parties without the prior written consent of the rest of the parties, and any purported assignment or delegation in contravention of this Section 6.3 shall be null and void and of no force and effect.

Section 6.4 Prior Negotiations; Entire Agreement. This Agreement (including the documents and instruments referred to in this Agreement) constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all other prior representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

Section 6.5 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement and all matters arising out of or relating to this Agreement or any of the transactions contemplated hereby, including all rights of the parties (whether sounding in contract, tort, common or statutory law, equity or otherwise), shall be interpreted, construed and governed by and in accordance with the internal Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than those of the State of New York.

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(b) Each of the parties (i) consents to submit itself to the exclusive jurisdiction of the courts of the State of New York located in the city and county of New York in any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby or if the subject matter jurisdiction over such Proceeding is vested exclusively in the federal courts of the United States of America, the federal courts of the United States of America located in the city and county of New York, (ii) agrees that all claims in respect of any such Proceeding may be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (iv) agrees not to bring any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby (whether in contract, tort, common or statutory law, equity or otherwise) in any other court and (v) agrees that a final, non-appealable judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each of the parties waives any defense of inconvenient forum to the maintenance of any Proceeding brought in accordance with this Section 6.5.

(c) EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.5(c), (iii) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (iv) MAKES THIS WAIVER VOLUNTARILY.

Section 6.6 Specific Performance. The Sellers, without prejudice to any rights to judicial relief it may otherwise have, shall be entitled to seek equitable relief, including injunction and/or specific performance, in the event of any breach or threatened breach of the provisions of this Agreement. The Company agrees that it will not oppose the granting of such relief on the basis that the Sellers have an adequate remedy at law and that assuming the injunctive relief is obtained the Company will pay any fees that the Sellers may incur in enforcing this Agreement. The Company also agrees that it will not seek and agree to waive any requirement for the securing or posting of a bond in connection with the Company’s seeking or obtaining such relief.

Section 6.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to be one and the same agreement or document. A signed copy of this Agreement transmitted by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement for all purposes.

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Section 6.8 Expenses. Each party shall bear its own expenses incurred or to be incurred in connection with the negotiation and execution of this Agreement and the consummation of the Transaction.

Section 6.9 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the parties. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement shall operate as a waiver thereof, nor shall any waiver of the part of any party of any right, power or privilege pursuant to this Agreement, nor shall any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at Law or in equity.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

SELLERS:

TRITON WATER PARENT HOLDINGS, LP

By:	ORCP III DE TopCo GP, LLC, as general partner

By:	/s/ Tony W. Lee
Name:	Tony W. Lee
Title:	Managing Member

TRITON WATER EQUITY HOLDINGS, LP

By:	Triton Water Equity Holdings GP, LLC, as general partner

By:	/s/ Tony W. Lee
Name:	Tony W. Lee
Title:	Secretary & Treasurer

IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

COMPANY:

PRIMO BRANDS CORPORATION

By:	/s/ Marni Morgan Poe
Name:	Marni Morgan Poe
Title:	General Counsel and Corporate Secretary

[Signature Page – Stock Purchase Agreement]

Exhibit 99.1

Press Release

CONTACT:

Jon Kathol

Vice President, Investor Relations

Tel:813-544-8515

investorrelations@primobrands.com

Primo Brands Corporation Announces Secondary Offering of

47,500,000 Shares of Class A Common Stock by Affiliates of One

Rock Capital Partners

TAMPA, Fla. and STAMFORD, Conn. – May 8, 2025 – Primo Brands Corporation (NYSE: PRMB) (“Primo Brands” or the “Company”) today announced that two of its stockholders, who are affiliates of One Rock Capital Partners (the “Selling Stockholders”), intend to offer for sale in an underwritten secondary offering 47,500,000 shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), pursuant to the Company’s shelf registration statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”). The Selling Stockholders will receive all of the net proceeds from this offering. No shares are being sold by the Company.

BofA Securities, Inc. and Morgan Stanley are serving as the underwriters for the proposed offering. The underwriters propose to offer the shares from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In addition, we have entered into a stock purchase agreement with the Selling Stockholders, to repurchase $100 million of shares of our Class A Common Stock in a private transaction at the price at which the shares are sold to the public less the underwriting discounts and commissions (the “Share Repurchase”). The closing of the Share Repurchase is expected to be concurrent with the closing of this offering. The repurchased shares of Class A Common Stock will no longer be outstanding after this offering. The completion of the Share Repurchase is contingent on the satisfaction of customary closing conditions and conditioned upon the completion of this offering. The completion of this offering is not conditioned upon the completion of the Share Repurchase.

A shelf registration statement on Form S-1 (including a prospectus) relating to this offering of Class A Common Stock has been declared effective by the SEC. This offering will be made only by means of a prospectus supplement and an accompanying prospectus. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Copies of the prospectus supplement and accompanying prospectus related to this offering may also be obtained by contacting BofA Securities, Inc., NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, Attn: Prospectus Department, Email: dg.prospectus_requests@bofa.com, 1-800-294-1322; or Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security and does not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

About Primo Brands Corporation

Primo Brands is a leading North American branded beverage company focused on healthy hydration, delivering responsibly sourced diversified offerings across products, formats, channels, price points, and consumer occasions, distributed in every U.S. state and Canada. Primo Brands employs more than 13,000 associates with dual headquarters in Tampa, FL, and Stamford, CT.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve inherent risks and uncertainties, and several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. In some cases, forward-looking statements may be identified by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. However, not all forward-looking statements contain these words. They also include statements regarding the Company’s intentions, beliefs, or current expectations and other information that is not historical information. These statements involve known and unknown risks, uncertainties, and other important factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements.

Although management believes that it has a reasonable basis for each forward-looking statement contained in this press release, you are cautioned that these statements are based on a combination of facts and factors currently known by the Company and its expectations of the future, about which it cannot be certain. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the ability to consummate the proposed secondary offering, volatility in the Company’s Class A Common Stock price and those other important factors discussed in Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in Item 1A “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as any such factors may be updated from time to time in the Company’s other filings with the SEC, including the prospectus supplement on Form 424(b) being filed in connection with this offering, each accessible on the SEC’s website at www.sec.gov.

As a result of these factors, the Company cannot assure you that the forward-looking statements in this press release will prove to be accurate. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete discussion of all potential risks or uncertainties that may substantially impact the Company’s business. Moreover, Primo Brands operates in a competitive and rapidly changing environment. New factors emerge from time to time and it is not possible to predict the impact of all of these factors on the Company’s business, financial condition, or results of operations.

Furthermore, if any forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Primo Brands or any other person that the Company will achieve its objectives, plans, or cost savings in any specified time frame or at all. In addition, even if its results of operations, financial condition, and liquidity, and the development of the industry in which the Company operates, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Source

Primo Brands Corporation